                                                                   EXHIBIT 2.19J

                                          Pages where confidential treatment has
                                        been requested are stamped "Confidential
                                   Treatment Requested and the Redacted Material
                                 has been separately filed with the Commission,"
                                  and places where information has been redacted
                                                    have been marked with (***).



                             THIRTY-SIXTH AMENDMENT
                                       TO
                        RESTATED AND AMENDED CSG MASTER
                     SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT
                                    BETWEEN
                               CSG SYSTEMS, INC.
                                      AND
                        TCI Cable Management Corporation

This Thirty-Sixth Amendment (the "Amendment") is executed this 26th day of August, 1999, and is made by and between CSG Systems, Inc., a Delaware corporation ("CSG") and TCI Cable Management Corporation ("Customer"). CSG and Customer entered into a certain Restated and Amended CSG Master Subscriber Management System Agreement dated August 10, 1997, which has subsequently been amended pursuant to separately executed amendments (collectively, the "Agreement"), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree as follows:

1. Customer desires to obtain from CSG, and CSG is willing to grant to Customer, the right to use CSG Statement Express on an additional (***********************) ((***)) workstations. Therefore, upon the execution of this Amendment and subject to the terms of the Agreement, including, but not limited to, the fees set forth in Schedule D, Customer shall be entitled to use CSG Statement Express on a total of (*****************************************) ((***)) workstations.

2. The following shall apply with respect to the (***********************) ((***)) workstations of Statement Express, as granted under this
       Amendment:

              a.  The perpetual license fee (**********************).
              b. (***************) the annual software maintenance fee (*************************). Annual software maintenance
                  (**********************************************), at the rate of $(***) per workstation.
              c. The fees for implementation services and statement archival are set forth in Schedule D (as amended by the Thirty-Fourth Amendment).

3. As a point of clarification, the statement archival fee, as set forth in the Thirty-Fourth Amendment:

              a. shall also apply to Customer's Pilot System Site located at Livermore, CA.
              b.  represents a fee that is incremental to the fee set forth in
                  Section 6, Item I.D. of Schedule D (as amended by the Twenty-Seventh Amendment), in the event that Customer also desires to receive CD-ROM Archival.
              c.  includes six (6) months of online statement image storage.

THIS AMENDMENT is executed on the day and year first shown above.

CSG SYSTEMS, INC. ("CSG")        TCI CABLE MANAGEMENT CORPORATION
                                 ("Customer")

By:  /s/ Joseph T. Ruble            By:  /s/ Ann Montgomery
     ----------------------             ------------------------------------------

Name:  Joseph T. Ruble              Name:  Ann Montgomery
       ----------------------              ------------------------------------------

Title:  V.P. & General Counsel      Title:  EVP of Fulfillment Services and Operations
        ----------------------              ------------------------------------------

                                       2


                                                                   EXHIBIT 2.19J

                                          Pages where confidential treatment has
                                        been requested are stamped "Confidential
                                   Treatment Requested and the Redacted Material
                                 has been separately filed with the Commission,"
                                  and places where information has been redacted
                                                    have been marked with (***).




                            THIRTY-EIGHTH AMENDMENT
                       TO RESTATED AND AMENDED CSG MASTER
                     SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT
                                    BETWEEN
                             CSG SYSTEMS, INC. AND
                        TCI Cable Management Corporation

This Thirty-Eighth Amendment (the "Amendment") is executed this 30th day of September, 1999, and is made by and between CSG Systems, Inc., a Delaware corporation ("CSG") and TCI Cable Management Corporation ("Customer"). CSG and Customer entered into a certain Restated and Amended CSG Master Subscriber Management System Agreement dated August 10, 1997, which has subsequently been amended pursuant to separately executed amendments (collectively, the "Agreement"), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree as follows:

1.  Customer is hereby licensed to use (*************************) ((***))
    additional workstations of ACSR pursuant to the terms and conditions of the Agreement (as amended), including, but not limited to, the fees set forth below:

    ACSR
    -----
    Perpetual license for (***) workstations                        $(***)
    Price excludes third party software, hardware, implementation, installation and customization.

    Annual maintenance for (***) workstations:
       .  Initial maintenance period from the date of
          execution of this Amendment through December 31, 2000     $(***)

       .  Annual maintenance for each subsequent calendar
          year beginning January 1, 2001                            $(***)

       Implementation includes the implementation services set forth in Exhibit C-3 of the Agreement. The fees for installation services are set forth in Schedule D of the Agreement.

2.  Customer is hereby licensed to use (*************************) ((***))
    additional workstations of Customer Interaction Tracking (CIT) with CBT pursuant to the terms and conditions of the Agreement (as amended), including, but not limited to, the fees set forth below:

    CIT with CBT
    -------------
    Perpetual license for (***) workstations                           $(***)
    Price includes third party software but excludes hardware, implementation, installation and customization.

    Annual maintenance for (***) workstations:

      .  Initial maintenance period from the date of
         execution of this Amendment through December 31, 2000         $(***)

      .  Annual maintenance for each subsequent calendar
         year beginning January 1, 2001                                $(***)

         Note: Includes third party software maintenance

    Implementation services will be outlined in a Statement of Work mutually agreed upon and executed by CSG and Customer.
    Reimbursable Expenses are additional.

3.  Customer is hereby licensed to use (**************************) ((***))
    additional workstations of Screen Express pursuant to the terms and conditions of the Agreement (as amended), including, but not limited to, the fees set forth below:

    Screen Express
    ---------------
    Perpetual license for (***) workstations                           $(***)
    Price excludes third party software, hardware, implementation, installation and customization.

    Annual maintenance for (***) workstations:

      .  Initial maintenance period from the date of
         execution of this Amendment through December 31, 2000         $(***)

      .  Annual maintenance for each subsequent calendar
         year beginning January 1, 2001                                $(***)

         Implementation - per Screen Express Server                    $(***)
         Implementation includes the services outlined in paragraph 3 of the Twenty Fifth Amendment to the Agreement. Reimbursable Expenses are additional.

4. Customer is hereby licensed to use the ACSR module of High Speed Data (HSD) on (*************************) ((***)) workstations. Therefore, Schedule C shall be amended to include the ACSR module of HSD which, through the graphical user interface, allows Customer to access subscriber information on CCS as it relates to Customer's offering of high speed data services. All references to the "CCS Products" in the Agreement shall include the ACSR module of HSD.

    ACSR module of HSD
    -------------------
    Perpetual license for (***) workstations                           $(***)
    Price excludes third party software, hardware, implementation, installation and customization

         * If, between the date of execution of this Amendment and December 31, 2001, Customer desires to receive additional licenses of the ACSR module of HSD, CSG and Customer shall execute separate amendments to the Agreement, in which case such licenses shall be provided for fees which shall not exceed $(***) per workstation.

    Annual maintenance for (***) workstations:

      .  Initial maintenance period from the date of
         execution of this Amendment through December 31, 2000    $(***)

      .  Annual maintenance for each subsequent calendar
         year beginning January 1, 2001                           $(***)

      The implementation of the ACSR module of HSD is included in the ACSR implementation.

5. Along with its license to use the ACSR module for HSD, CSG will provide Customer with its @Home provisioning interface, version 2.2. This interface provides for the sending and receiving of subscriber provisioning and customer care data between @Home and CSG in a near real-time fashion. Enhancements, upgrades, or changes to version 2.2 of the @Home provisioning interface will be outlined in a Statement of Work mutually agreed upon and executed by CSG and Customer. In addition, Schedule D shall be amended to include the following fee for CSG's operation and management of the @Home provisioning interface:

      .  Monthly Operations Fee (per HSD subscriber)              $(***)

         Note 1: The Monthly Operations Fee (******************
         ***) from the date of execution of this Amendment (******* *****************). In addition, the total operations fee for CSG's operation and management of the @Home provisioning interface shall not exceed $(***) per calendar year, (************************).

         Note 2: All costs and performance of the network connection between CSG and @Home are specifically the responsibility of Customer.

6. Upon execution of this Amendment, for the fees set forth below, Customer may access (***) ((***)) additional Vantage database tables containing information about Customer's equipment and internet access methods. Customer may access such additional tables from System Sites at which Customer is licensed to use Vantage. Therefore, Section 7 of Schedule D shall be amended to include the following:

      High Speed Data Database Tables:
      -------------------------------

      .  Monthly Processing and Maintenance Fee (per HSD subscriber)  $(***)

      Note: The start-up fee for the Vantage database tables for all of Customer's @Home System Sites currently utilizing Vantage as of the date of execution of this Amendment shall be $(***). The start-up fee for the Vantage database tables for all of Customer's @Home System Sites that are not currently utilizing Vantage as of the date of execution of this Amendment shall be included in the Vantage One-Time Start-up Fee as set forth in Section 7 of Schedule D.

7.  Payment Terms
    -------------

    Except as noted in this paragraph 7, the terms and conditions set forth in the Agreement shall apply with respect to products or services provided as part of this Amendment. Payment of the license fees and maintenance fees for the initial maintenance period shall be as follows:

      .  Billable September 30, 1999;  Due no later than January 1, 2000  $(***)
      .  Billable November 30, 1999;  Due no later than January 15, 2000  $(***)

    Implementation services will be invoiced upon completion of work.

8. Any services to be provided by CSG in connection with the initial conversion of the @Home subscriber information from Interplex to the CCS HSD data fields shall be set forth in a separately executed Statement of Work. Such conversion services shall be provided by CSG
    (********************************************************).

9. With respect to Products and Services set forth in this Amendment, CSG and Customer agree that, except as otherwise expressly agreed in writing between the parties, their rights and obligations relating thereto are set forth in the Master Agreement, and the execution of this Amendment and its performance shall not be deemed or construed to alter, impair, create or evidence such rights or obligations.

THIS AMENDMENT is executed on the day and year first shown above.

CSG SYSTEMS, INC. ("CSG")           TCI Cable Management Corporation
("Customer")

By: /s/ Joseph T. Ruble             By: /s/ Ann Montgomery
    -------------------------           -----------------------------------

Name: Joseph T. Ruble               Name: Ann Montgomery
      -----------------------             ---------------------------------

Title: V.P. & General Counsel       Title: EVP Fulfillment Svcs & Operations
       ----------------------              ---------------------------------